UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4 TO FORM SB-2

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DELTA INTERNATIONAL MINING AND EXPLORATION, INC.

(Name of Small Business Issuer in its Charter)

NEVADA	1400	86-0930439
(State or other jurisdiction of	(Primary Standard	(I.R.S. Employer
incorporation or organization)	Industrial Classification	Identification No.)
	Code Number)

11649 E. CORTEZ DRIVE, SCOTTSDALE, ARIZONA 85259
(Address of principal executive offices and principal place of business)

Gary L. Boyd
11649 E. Cortez Drive
Scottsdale, Arizona 85259
(480) 451-5456
(Name, address and telephone
number of agent for service)

Copies to:

Thomas E. Rutledge
Ogden Newell & Welch PLLC
1700 PNC Plaza
500 West Jefferson Street
Louisville, Kentucky 40202
(502) 582-1601

Approximate date of proposed sale to the public: As soon as possible after this Registration Statement becomes effective

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed
maximum offering
price per unit
(estimated solely for the
Title of each	Dollar	purpose of calculating	Proposed
class of securities	amount to	the registration fee	maximum aggregate	Amount of
to be registered	be registered	pursuant to Rule 457)	offering price	registration fee

Common Stock	$3,000,000	$.35	$3,000,000	$276.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits.

Exhibit
Number	Document

3.1	Articles of Incorporation of the Company*
3.2	Bylaws of the Company*
3.3	Amendments to Articles of Incorporation of the Company*
4	See Exhibits 3.1 and 3.2
5	Opinion of Ogden Newell & Welch PLLC regarding legality*
10.1	Share Exchange Agreement between the Company and Global Gold Inc.*
10.2	Acquisition Agreement for all the shares of Britt Minerals, Inc.*
10.3	Exploration License, Mineral Purchase Option & Lease Agreement*
10.4	Exploration License, Mineral Purchase Option & Lease Agreement*
10.5	Exploration License, Mineral Purchase Option & Lease Agreement*
10.6	Exploration License, Mineral Purchase Option & Lease Agreement*
10.7	Metalliferous Mineral or Gem Mining Lease, No. M-1947-99*
10.8	Metalliferous Mineral or Gem Mining Lease, No. M-1943-99*
10.9	Dept. of Interior Form 3510-1, Serial Number MTM 88980 (Acq.)*
10.10	Dept. of Interior Form 3510-1, Serial Number MTM 88979 (Acq.)*
10.11	7/29/99 Letter to Peter Ellsworth from Stephen R. Granzow @ Meadowlark Search, East Helena, Montana*
10.12	Omnibus Compensation Plan*
10.13	Note Conversion Agreements*
10.14	Corporate Development Agreement between Global Integrated Business Solutions, Inc. and the Company*
16	Letter of former primary accountant, Berthin Amengual & Asociados *
21	Subsidiaries of the Registrant*
23	Consent of Carpenter, Mountjoy and Bressler, PSC to incorporation of audited financial statements for the years ended September 30, 2002 and September 30, 2001
99.1	Waiver of Audit Requirement*
99.2	Form 15*
99.3	Notes Payable*
99.4	Map of Bolivian properties*
99.5	Map of Montana properties*

*	Previously filed

Exhibit 23

Consent of Independent Accountants

     We hereby consent to the incorporation in the Registration Statement on form SB-2 Amendment number 4 of Delta International Mining and Exploration, Inc. of our report dated January 31, 2003, relating to the audited consolidated financial statements of Delta International Mining and Exploration, Inc. as of and for the years ended September 30, 2002 and 2001.

Carpenter Mountjoy & Bressler, PSC

By:	/s/ Carpenter, Mountjoy & Bressler, PSC

Date:	April 23, 2003

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on April 18, 2003.

DELTA INTERNATIONAL MINING AND EXPLORATION, INC.

Date: April 18, 2003

By:	/s/ Gary L. Boyd Gary L. Boyd, President & Director

By:	/s/ Robert E. Mathews Robert E. Mathews, Chief Financial Officer / Treasurer & Director

By:	/s/ Stephen J. Kay Stephen J. Kay Director

By:	/s/ Barry D. Rayment Barry D. Rayment Director

By:	/s/ Charles H. Wells Charles H. Wells Director